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                     Daimler-Benz Auto Grantor Trust 1997-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.

Collection Period: February 1998
Distribution Date: 3/20/98


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                             Per $1,000 of  Original
                                                                                                   Class A/Class B
                                                                                                  Certificate Amount
                                                                                               -----------------------
 (i)   Principal Distribution
         Class A Amount                                                         $22,719,634.41         $34.579853
         Class B Amount                                                          $1,070,558.73         $34.579853

(ii)   Interest Distribution
         Class A Amount                                                          $2,839,397.29          $4.321634
         Class B Amount                                                            $133,793.59          $4.321634

(iii)  Monthly Servicing Fee                                                       $491,436.51          $0.714320
         Monthly Supplemental Servicing Fee                                              $0.00          $0.000000
         Class A Percentage of the Servicing Fee                                   $469,321.87          $0.714320
         Class A Percentage of the Supplemental Servicing Fee                            $0.00          $0.000000
         Class B Percentage of the Servicing Fee                                    $22,114.64          $0.714320
         Class B Percentage of the Supplemental Servicing Fee                            $0.00

(iv)   Class A Principal Balance (end of Collection Period)                    $540,466,605.50
       Class A Pool Factor (end of Collection Period)                                82.260372%
       Class B Principal Balance (end of Collection Period)                     $25,467,013.62
       Class B Pool Factor (end of Collection Period)                                82.260372%

 (v)   Pool Balance (end of Collection Period)                                 $565,933,619.12

(vi)   Class A Interest Carryover Shortfall                                              $0.00
       Class A Principal Carryover Shortfall                                             $0.00
       Class B Interest Carryover Shortfall                                              $0.00
       Class B Principal Carryover Shortfall                                             $0.00

(vii)  Amount Otherwise Distributable to the Seller that is Distributed                  $0.00          $0.000000
       to Either the Class A or Class B Certificateholders

(viii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                          $6,879,784.34
         Class B Amount                                                                  $0.00

(ix)   Aggregate Purchase Amount of Receivables repurchased by the                       $0.00
       Seller or the Servicer
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